Exhibit 1.1
SEAPORT ENTERTAINMENT GROUP INC.
(a Delaware Corporation)
Up to 7,000,000 Shares of Common Stock
Issuable Upon the Exercise of Transferable Rights
to Subscribe for Such Shares of Common Stock
DEALER MANAGER AGREEMENT
September 23, 2024
Wells Fargo Securities, LLC
500 West 33rd Street
New York, New York 10001
Ladies and Gentlemen:
Seaport Entertainment Group Inc., a Delaware corporation (the “Company”), confirms its agreement (the “Agreement”) with and the appointment by the Company of Wells Fargo Securities, LLC to act as dealer manager (“Dealer Manager”) in connection with the distribution by the Company to the holders of record (the “Record Date Holders”) at 5:00 p.m. (New York City time) on September 20, 2024 (the “Record Date”) of shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company of transferable subscription rights entitling such Record Date Holders and any transferee of rights thereof (collectively, the “Holders”) to subscribe collectively for up to an aggregate of 7,000,000 whole shares (each, a “Share” and collectively the “Shares”) of Common Stock (the “Rights Offering”). Pursuant to the terms of the Rights Offering, the Company is offering each Record Date Holder one transferable right (each, a “Right” and collectively, the “Rights”) for each share of Common Stock held by such Record Date Holder on the Record Date. The Rights and the Shares together are referred to herein as the “Securities.”
The Rights entitle Holders to acquire during the subscription period (the “Subscription Period”) set forth in the Prospectus (as defined below), at the subscription price (the “Subscription Price”) set forth in the Prospectus, 1.267683 Shares for each Right exercised, on the terms and subject to the conditions set forth in the Prospectus. No fractional Rights will be issued. Pursuant to the over-subscription privilege in connection with the Rights Offering (the “Over-Subscription Privilege”), rights holders who fully exercise their basic Rights will be entitled to subscribe for additional Shares that remain unsubscribed as a result of any unexercised Rights on the terms and subject to the conditions set forth in the Prospectus, including as to pro ration. The Company has entered into a Subscription Rights Offering Agreement, dated as of September 23, 2024, with Computershare Trust Company, N.A. (the “Subscription Agent”).
The Company and Howard Hughes Holdings Inc., a Delaware Corporation (“HHH”),have entered into a Standby Purchase Agreement with Pershing Square Holdings, Ltd., Pershing Square, L.P. and Pershing Square International, Ltd. (together, “Pershing Square”), dated as of July 18, 2024 (the “Backstop Agreement”), pursuant to which Pershing Square has agreed to (1) exercise its pro rata Rights and (2) purchase from the Company, via a private placement (the “Private Placement”) and subject to the terms and conditions thereof, at the Subscription Price, any Shares not purchased upon the expiration of the Rights Offering, up to $175.0 million in the aggregate (the “Backstop Shares”), such that after giving effect to: (1) the purchase of Shares subscribed for and taken up by holders of Rights (including any Shares subscribed for and taken up by Pershing Square pursuant to its Rights); and (2) the purchase of Backstop Shares, if any, by Pershing Square, the Company will have received aggregate gross proceeds of $175,000,000.
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-279690), including the related prospectus, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Except where the context otherwise requires, such registration statement, as amended, including all documents filed as a part thereof, and including any information with respect to the Securities contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the 1933 Act (“Rule 424(b)”) or such other the rules and regulations of the Commission under the 1933 Act (the “1933 Act Rules and Regulations”) as may be applicable to the Company and deemed to be a part of such registration statement and also including any registration statement filed pursuant to Rule 462(b) under the 1933 Act (a “Rule 462(b) Registration Statement”), is herein called the “Registration Statement.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus (the “Prospectus”) in accordance with the provisions of Rule 424(b) or such other 1933 Act Rules and Regulations as may be applicable to the Company. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
Prior to July 31, 2024, the Company was a wholly-owned subsidiary of HHH. On July 31, 2024, HHH distributed 100% of the shares of Common Stock on the basis of one share of Common Stock for every nine shares of common stock of HHH held as of the close of business on the record date of July 29, 2024 (the “Spin-Off”). Prior to the Spin-Off, there was no market for the Common Stock. Following the Spin-Off, the Common Stock began trading on NYSE American LLC ( “NYSE American”) under the symbol “SEG.”
SECTION 1. Representations and Warranties.
(a) Representations and Warranties of the Company. The Company represents and warrants to the Dealer Manager as of the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), as of the date of the Prospectus (the “First Representation Date” or a “Representation Date”), and as of the date and time of the expiration of the Rights Offering as set forth in the Prospectus (the “Expiration Date”) and agrees with the Dealer Manager, as follows:
(i) Registration Statement; No Stop Orders. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or preventing or suspending the use of the Prospectus or any amendment or supplement thereto is in effect; no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto has been received by the Company, no order preventing or suspending the use of the Prospectus or any amendment or supplement thereto has been issued and no proceedings for such purpose have been instituted or are pending before or, to the Company’s knowledge, threatened by the Commission; and the Company has complied with any request made by the Commission for additional or supplemental information.
(ii) Prospectus Compliance with Rule 424(b). Each Prospectus, when filed as part of the Registration Statement or pursuant to Rule 424(b), when so filed, complied in all material respects with the 1933 Act and the 1933 Act Rules and Regulations (including, without limitation, Rule 424(b)) and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Prospectus and any amendment or supplement thereto (including any prospectus wrapper) prepared in connection with the offering and sale of the Securities, at their respective issue dates, if any, complied and will comply, as applicable, in all material respects with any applicable laws or regulations of foreign jurisdictions in which such Prospectus or such amendment or supplement, as the case may be, are distributed in connection with such offering and sale.
(iii) Accurate Disclosure. At the respective times the Registration Statement and any post-effective amendment thereto became effective and at the Expiration Date, the Registration Statement complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No Prospectus or any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at each Representation Date and at the Expiration Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary in this Section, the Company makes no representation or warranty with respect to any statement contained in a Prospectus or any amendment or supplement thereto (including any prospectus wrapper) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Dealer Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Dealer Manager consists of the Dealer Manager Information (as defined below).
(iv) The Company (including its agents and representatives, other than the Dealer Manager in their capacity as such) has not prepared, made, used, authorized, approved or referred to and, without the prior written consent of the Dealer Manager, will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933 Act (“Rule 405”)) that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (A) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act, (B) the letters to beneficial owners of the shares of Common Stock, forms used to exercise Rights, all exhibits to the Registration Statement which pertain to the conduct of the Rights Offering, and any letters from the Company to securities dealers, commercial banks and other nominees or any newspaper announcements, in each case in the form filed with the Commission, or (C) any advertising, sales literature, press releases or other promotional material (including “prospectus wrappers,” “broker kits,” “road show scripts,” “electronic road show presentations” and Written Testing-the-Waters Communications (as defined below)) authorized in writing by or prepared by the Company to be used in connection with the Rights Offering and approved for use by the Dealer Manager (collectively, the “Offering Materials”). The Offering Materials (as defined below and as amended or supplemented), at the time first used, at each Representation Date and at the Expiration Date, complied and will comply in all material respects with the 1933 Act, have been or will be (within the time period specified in Rule 433 and/or Rule 424) filed in accordance with the 1933 Act (to the extent required thereby) and, when taken together with the Prospectus, at each Representation Date and the Expiration Date will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary in this Section, the Company makes no representation or warranty with respect to any statement contained in a Prospectus or any amendment or supplement thereto (including any prospectus wrapper) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Dealer Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Dealer Manager consists of the Dealer Manager Information.
(v) Emerging Growth Company Status. From the time of the initial submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (“Emerging Growth Company”).
(vi) Testing-the-Waters Materials. The Company (A) has not engaged in any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act (“Testing-the-Waters Communications”) other than Testing-the-Waters Communications with the consent of the Dealer Manager with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than the Dealer Manager to engage in Testing-the-Waters Communications. The Company reconfirms that the Dealer Manager has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under (“Written Testing-the-Waters Communications”) other than the presentations filed with the SEC on May 24, 2024 and August 12, 2024.

(vii) Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Securities and (C) at the date of this Agreement, the Company was not and is not an “ineligible issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
(viii) NYSE American, FINRA Compliance. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or the listing of the Common Stock on NYSE American, nor has the Company received any notification that the Commission or NYSE American is contemplating terminating such registration or listing. To the knowledge of the Company, there are no affiliations or associations between (A) any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (B) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as has been disclosed in the Registration Statement (excluding the exhibits thereto) and the Prospectus.
(ix) Company Good Standing, Due Qualification, Authority and Incorporation. The Company has been duly incorporated, is validly existing under the laws of the State of Delaware and has the corporate power and authority to own and lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (A) be or cause a material adverse change to the assets, business, condition (financial or otherwise), earnings, properties, management, results of operations or business prospects of the Company and the subsidiaries (as defined in Rule 405) of the Company (each, a “Subsidiary”) considered as one enterprise, whether or not arising in the ordinary course of business or (B) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect, prevention, interference or result described in the foregoing clauses (A) and (B) being herein referred to as a “Material Adverse Effect”).
(x) Good Standing of Subsidiaries. Each Subsidiary has been duly organized, is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, has the corporate, limited partnership or limited liability company power and authority, as applicable, to own or lease, as the case may be, its property and to operate its property and conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Prospectus, all of the issued shares of capital stock, units of limited partnership interest and units of membership interest of each Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, are owned or will be owned directly or indirectly by the Company, free and clear of all security interests, liens, mortgages, encumbrances, pledges, equities, claims, restrictions or other defects of any kind (collectively, “Liens”), have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights.
(xi) Corporate Power and Authority of Company. The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly taken.

(xii) Due Authorization and Execution. This Agreement has been duly authorized, executed and delivered by the Company.
(xiii) Accurate Disclosure in Summaries. The statements in the Registration Statement and the Prospectus under the captions “The Rights Offering,” “Certain Relationships and Related Party Transactions,” “Material U.S. Federal Income Tax Considerations,” “Description of Capital Stock,” insofar as such statements summarize legal matters, agreements, documents or legal or tax or governmental proceedings discussed therein, are accurate and fair summaries of such legal or tax matters, agreements, documents or legal or governmental proceedings in all material respects.
(xiv) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement and the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, or pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus). Except as disclosed in the Registration Statement and the Prospectus, (A) no shares of capital stock of the Company are reserved for any purpose, (B) there are no outstanding instruments convertible into or exchangeable for any shares of capital stock of the Company and (C) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of capital stock or any other ownership interests of the Company. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.
(xv) Authorization of Securities. The Shares have been duly authorized for issuance and sale upon exercise of the Rights pursuant to the terms of the Rights Offering, and, when the Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company upon exercise of the Rights pursuant to the terms of the Rights Offering against payment of the Subscription Price, the Shares will be validly issued and fully paid and non-assessable; the Rights have been duly authorized by the Company for issuance pursuant to the terms of the Rights Offering; no holder of the Rights or Shares is or will be subject to personal liability by reason of being such a holder and the issuance of each of the Shares; and the Rights are not subject to any preemptive right, rights of first refusal or other similar rights of any securityholder of the Company or any other person. The certificates, if any, to be used to evidence the Rights will be in substantially the form filed as an exhibit to the Registration Statement and, on the Record Date, will, be in proper form and will comply in all material respects with all applicable legal requirements, the requirements of the charter of the Company (the “Charter”), the bylaws of the Company as currently in effect (the “Bylaws”) and the requirements of NYSE American. No holder of Rights will be subject to personal liability by reason of being such a holder. The Backstop Shares have been duly authorized for issuance and sale, and, when the Backstop Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued and delivered by the Company pursuant to the Backstop Agreement, the Backstop Shares will be validly issued and fully paid and non-assessable, and free and clear of any pledge, lien, encumbrance, security interest or other claim. The issuance by the Company of the Backstop Shares is exempt from the registration requirements of the 1933 Act and applicable state securities and blue sky laws.
(xvi) Description of Securities. The Rights, the Shares, the Backstop Shares and the Common Stock conform in all material respects to all of the respective statements relating thereto contained in the Registration Statement and the Prospectus, and such statements conform to the rights set forth in the respective instruments and agreements defining the same.
(xvii) Absence of Violations, Defaults and Conflicts. Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement, nor the consummation of the transactions contemplated herein and in the Registration Statement and Prospectus (including the distribution of the Rights pursuant to the terms of the Rights Offering, the issuance and sale of the Shares pursuant to the terms of the Rights Offering, the Private Placement, and the use of the net proceeds from the sale of the Shares and the Backstop Shares as described under the caption “Use of Proceeds”) will conflict with, contravene, result in a breach or violation of, or imposition of, any Lien upon any property or other assets of the Company or any Subsidiary pursuant to, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment Event (as hereinafter defined) under: (A) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or other assets; (B) the Charter or the Bylaws or similar organizational documents of any Subsidiary; or (C) any material contract, agreement, obligation, covenant or instrument or any term condition or provision thereof to which the Company or any Subsidiary or any of their respective properties or other assets is subject or bound, except in the case of clauses (A) and (C), for such conflicts, breaches, violations, lien impositions or defaults that would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.
(xviii) Absence of Further Authorizations. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NYSE American), or approval of the Company’s stockholders, is required to be made or obtained by the Company or any of the Subsidiaries in connection the execution, delivery or performance by the Company of this Agreement, in connection with the distribution of the Rights pursuant to the terms of the Rights Offering, the offering, issuance or sale of the Shares pursuant to the terms of the Rights Offering, the consummation of the other transactions contemplated by this Agreement, or the consummation of the Private Placement, other than (A) such as already have been obtained, (B) registration of the Securities under the 1933 Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance with Rule 462(b) of the 1933 Regulations), (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Dealer Manager, (D) such approvals as have been or will be obtained in connection with the authorization of the Securities and Backstop Shares for listing on NYSE American, (E) under the FINRA Conduct Rules, (F) the filing by the Company of a registration statement on Form 8-A for the Rights with the Commission pursuant to Section 12(b) of the 1934 Act, which will be filed before the Record Date.
(xix) Absence of Proceedings. There are no actions, suits, claims, inquiries, investigations or proceedings pending or, to the knowledge of the Company, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors, managers, partners, officers or members is or would be a party or of which any of their respective properties or other assets is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NYSE American) other than any such action, suit, claim, investigation or proceeding (A) described in the Registration Statement and the Prospectus or (B) which, if resolved adversely to the Company or any of its Subsidiaries, would not, individually or in the aggregate, result in a Material Adverse Effect.
(xx) Labor Matters. No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiaries’ principal customers or contractors, which, in either case, would result in a Material Adverse Effect.
(xxi) Investment Company Act. The Company is not, and after giving effect to the Rights Offering and sale of the Shares pursuant to the terms of the Rights Offering and the sale of the Backstop Shares pursuant to the Backstop Agreement, and the application of the net proceeds thereof as described in the

Registration Statement and the Prospectus will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(xxii) Nationally Recognized Statistical Rating Organization. No securities or loans issued by either of the Company or the Subsidiaries are rated by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.
(xxiii) Independent Accountant Certification. KPMG LLP is, and was during the periods covered by their reports, an independent registered public accounting firm with respect to the Company as required by the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act, the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) and the Public Company Accounting Oversight Board.
(xxiv) Financial Statements, Non-GAAP Financial Measures. The financial statements of the Company (the “Company Financials”) and of the Seaport Entertainment Division of Howard Hughes (the “Carve-Out Financials”) included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and its respective consolidated Subsidiaries on a consolidated basis as of the dates indicated and the consolidated statements of operations, cash flows and equity of the Company for the periods specified. The Company Financials, the Carve-Out Financials and the balance sheets and statements of operations and members’ equity (deficit) and cash flows of Fulton Seafood Market, LLC (the “3-09 Financials”) have been prepared in compliance with the requirements of the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act and the 1934 Act Regulations and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved. The balance sheets included in the Company Financials, the Carve-Out Financials and the 3-09 Financials included in the Registration Statement and the Prospectus, together with the related schedules and notes, presents fairly in all material respects the information required to be stated therein at the dates indicated. Any pro forma financial statements or data included in the Registration Statement and the Prospectus comply with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial and statistical data contained in the Registration Statement and the Prospectus are accurately and fairly presented and prepared in all material respects on a basis consistent with the financial statements and books and records of the Company and the Subsidiaries. There are no financial statements (historical or pro forma) or related schedules that are required to be included in the Registration Statement or the Prospectus that are not included as required. None of the Company nor any of the Subsidiaries have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement and the Prospectus. All disclosures contained in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K, to the extent applicable. The interactive data in Inline eXtensible Business Reporting Language included in the Registration Statement and the Prospectus, if any, fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(xxv) Statistical and Market-Related Data. Any statistical or market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate. Each “forward-looking statement” (within the meaning of Section 27A of the 1933 Act or Section 21E of the 1934 Act) contained in the Registration Statement or the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(xxvi) Licenses and Permits. Each of the Company and the Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as described in the Registration Statement and the Prospectus (collectively, “Governmental Licenses”), except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect. None of the Company nor the Subsidiaries has received any notice and has no knowledge of any proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(xxvii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, Liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
(xxviii) Environmental Laws and Permits. The Company and its subsidiaries are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permits, except where such noncompliance with Environmental Laws, failure to receive required permits or failure to comply with the terms and conditions of such permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. Neither the Company nor any of its subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(xxix) Registration Rights. Except as disclosed in the Registration Statement and the Prospectus or filed as an exhibit to the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company or have any such securities registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement that have not been waived, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities of the Company included in the offering contemplated by this Agreement or sold in connection with the sale of the Shares pursuant to the terms of the Rights Offering or sold in connection with the Private Placement that have not been waived.

(xxx) Accuracy of Exhibits. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
(xxxi) Intellectual Property. The Company and the Subsidiaries own or possess all inventions, patent applications, patents, patent rights, licenses, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets, know how and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and, to the Company’s knowledge, the Company has not received any notice and is otherwise unaware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the Intellectual Property or of any facts or circumstances which would render any of the Intellectual Property invalid or inadequate to protect the interests of the Company and the Subsidiaries therein. To the Company’s knowledge, none of the Company nor the Subsidiaries have infringed or are infringing upon the intellectual property of a third party, and none of the Company nor the Subsidiaries have received any notice and each is otherwise unaware of a claim by a third party to the contrary.
(xxxii) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be adequate and customary in the businesses in which they are engaged; none of the Company nor any of the Subsidiaries have been refused any insurance coverage sought or applied for; and none of the Company nor any of the Subsidiaries have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
(xxxiii) No Additional Permits. The Company and the Subsidiaries possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, except where failure to possess such certificate, authorization and permit would not have a Material Adverse Effect, and none of the Company nor any of the Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
(xxxiv) Absence of Violations for Related Party Transactions. Except as disclosed in the Registration Statement and the Prospectus or as would not have a Material Adverse Effect, none of the Company nor the Subsidiaries is prohibited, directly or indirectly, under any agreement or other instrument to which they are a party or are subject, from paying any distributions to the Company, from repaying to the Company any loans or advances made to any Subsidiary by the Company or from transferring any of the properties or other assets of the Subsidiaries to the Company or any Subsidiary of the Company.
(xxxv) Parties to Lock-Up Agreements. Each of the Company’s directors and Section 16 officers and Pershing Square have executed and delivered to the Dealer Manager a lock-up agreement in the form of Exhibit B hereto. In addition to Pershing Square, Exhibit A hereto contains a true, complete and correct list of all directors and Section 16 officers of the Company.
(xxxvi) Taxes. Each of the Company and the Subsidiaries has timely filed all federal, state and local tax returns that are required to be filed or has timely requested extensions thereof, except for any failures to file that, individually or in the aggregate, would not result in a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessments, fines or penalties that are currently being contested in good faith or that, individually or in the aggregate, would not result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, result in a Material Adverse Effect.
(xxxvii) Covered Tax Transactions. None of the Covered Tax Transactions (as defined below) (individually or in the aggregate) constitute a violation by the Company of any of the covenants set forth in the Tax Matters Agreement that was entered into between HHH and the Company in connection with the Spin-Off. For purposes of this paragraph, “Covered Tax Transactions” means the Rights Offering and the transactions pursuant to the Backstop Agreement
(xxxviii) ERISA Compliance. With respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company or any of its Subsidiaries are eligible to participate (each, a “Plan”), each of the Company and its Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 412 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and published interpretations in each case thereunder. Each Plan is in compliance in all material respects with presently applicable law, including ERISA, the Code and the regulations and published interpretations thereunder. Neither the Company nor any of its Subsidiaries has incurred any liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any Plan under Title IV of ERISA that has not been satisfied in full, and no “reportable event” (as defined in Section 4043(b) of ERISA) has occurred with respect to any Plan that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code (other than an event for which the 30-day notice period is waived).
(xxxix) No Commissions. Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings that would give rise to a valid claim against the Company or the Dealer Manager for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement.
(xl) Compliance with Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that so long as the Company has a class of securities registered under Section 12 of the 1934 Act, the Company and any of the officers and directors of the Company, in their capacities as such, will be in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (“Sarbanes-Oxley Act”) that are then in effect and which the Company is required to comply with.
(xli) Internal Controls. The Company maintains a system of internal control over financial reporting (as defined under Rules 13a-15 and 15d-15 under the 1934 Act) sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no significant deficiency (which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information) or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) since the date of the latest audited financial statements included in the Registration Statement and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(xlii) Disclosure Controls. The Company has established and maintains a system of “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are effective to perform the functions for which they were established and are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, to allow timely decisions regarding disclosure.
(xliii) No Additional Relationships. There are no business relationships or related-party transactions involving the Company, any of the Subsidiaries or any other person required to be described in the Registration Statement and the Prospectus which have not been described as required. Except as disclosed in the Registration Statement and the Prospectus, the Company (A) does not have any material lending or other relationship with the Dealer Manager or any bank, lending or other affiliate of the Dealer Manager and (B) does not intend to use any of the proceeds from the sale of the Shares pursuant to the terms of the Rights Offering or the Backstop Shares pursuant to the terms of the Backstop Agreement to repay any outstanding debt owed to the Dealer Manager or any affiliate of the Dealer Manager.
(xliv) No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor any director, or officer of the Company or any of its Subsidiaries, nor, to the knowledge of the Company, any agent, employee, affiliate or other person or entity associated with or acting on behalf of the Company or any of its Subsidiaries is aware of or has taken, any action, directly or indirectly, that has resulted or would result in: (A) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person or entity acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) a violation by any such person or entity of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws (collectively, “Anti-Corruption Laws”); or (D) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and ensure compliance with Anti-Corruption Laws. For the past five years, neither the Company nor any of its Subsidiaries have knowingly engaged in, are now knowingly engaged in, and will not engage in, any dealings or transactions in violation of Anti-Corruptions Laws. The Company will not directly or indirectly use any of the proceeds of the sale of the Shares pursuant to the terms of the Rights Offering or the Backstop Shares pursuant to the terms of the Backstop Agreement, as applicable, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity to fund, finance or facilitate any activities, business or transactions that are prohibited by Anti-Corruption Laws.
(xlv) Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened.

(xlvi) No Conflicts with Sanctions Laws. None of the Company nor any of its Subsidiaries, directors or officers, nor, to the knowledge of the Company, any agent, employee or affiliate or other person or entity associated with or acting on behalf of the Company or any of its Subsidiaries is currently a Sanctioned Target (defined herein), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of any economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws imposed, administered or enforced from time to time by the U.S. government including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future statue or Executive Order, the United Nations Security Council, the European Union, the United Kingdom/His Majesty’s Treasury, or any other governmental authority with jurisdiction over the Company (collectively, “Sanctions”), including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or the Crimea regions of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use any of the proceeds of the sale of the Shares pursuant to the terms of the Rights Offering or the Backstop Shares pursuant to the terms of the Backstop Agreement, as applicable, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (A) to fund, finance, or facilitate any activities of or business with any person that, at the time of such funding, financing, or facilitation, is the subject or the target of any Sanctions, (B) to fund, finance, or facilitate any activities of or any business in any Sanctioned Country or (C) in any other manner that could result in a violation by any person or entity (including any person or entity participating in the transaction, whether as Dealer Manager, advisor, investor or otherwise) of any Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person or entity that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country. The Company and its Subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable Sanctions. For purposes of this provision, “Sanctioned Target” means any target of Sanctions, including: (A) persons on any list of targets identified or designated pursuant to any Sanctions; (B) persons, countries, or territories that are the target of any territorial or country-based Sanctions program; (C) persons that are a target of Sanctions due to their ownership or control by any Sanctioned Target(s); or (D) otherwise a target of Sanctions, including vessels and aircraft that are blocked under any Sanctions program.
(xlvii) Absence of Manipulation and Stabilization. The Company and its Subsidiaries have not taken and will not take, directly or indirectly, any action that is designed, or would be expected, to cause or result in, or that constitutes, (A) the stabilization or manipulation of the price of any security of the Company to facilitate the distribution of the Rights or the issuance and sale of the Shares pursuant to the terms of the Rights Offering or the Backstop Shares pursuant to the terms of the Backstop Agreement, as applicable, or (B) to result in a violation of Regulation M under the 1934 Act.
(xlviii) Cybersecurity. The Company’s and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including Personal Data, used in connection with their businesses. “Personal Data” means: (A) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (B) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (C) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act; and (D) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no material breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.
(xlix) Use of Proceeds. The Company intends to apply the net proceeds from the sale of the Shares pursuant to the terms of the Rights Offering and Backstop Shares pursuant to the terms of the Backstop Agreement, as applicable, substantially in accordance with the description set forth in the Registration Statement and the Prospectus under the heading “Use of Proceeds.”
(l) No Material Adverse Change. Except as stated in the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement or the Prospectus, (A) there has been no material adverse change in (1) the condition, financial or otherwise, or in the earnings, business affairs, business prospects or properties of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or (2) the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder, (B) there have been no transactions entered into by the Company or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock.
(b) Officer's Certificates. Any certificate signed by any officer or other authorized signatory of the Company and delivered to the Dealer Manager or to counsel for the Dealer Manager shall be deemed a representation and warranty by the Company to the Dealer Manager as to the matters covered thereby.
SECTION 2. Agreement to Act as Dealer Manager.
(a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth:
(i) The Company hereby authorizes the Dealer Manager and other soliciting dealers, if any, to solicit, in accordance with the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, any applicable securities laws of any state or jurisdiction, the applicable rules and regulation of any self-regulatory organization or registered national securities exchange and the customary practice of investment banking firms engaged in connection with similar transactions, the exercise of the Rights, and the Dealer Manager agree to act in such capacity; and
(ii) To the extent available, the Company agrees to furnish, or cause to be furnished, to the Dealer Manager lists, or copies of those lists, showing (to the knowledge of the Company) the names and addresses of, and number of shares of Common Stock held by, Record Date Holders, and the Dealer Manager agree to use such information only in connection with the Rights Offering, and not to furnish the information to any other person or entity, except that the Dealer Manager may furnish necessary and appropriate information to any other soliciting dealers.
(b) The Dealer Manager agrees to provide to the Company, in addition to the services described in Section 2(a), certain marketing services in connection with the Rights Offering.

(c) No fee or reimbursement, other than the fees provided for in Section 3 of this Agreement and the reimbursement of the Dealer Manager’s out-of-pocket expenses as described in Section 5 of this Agreement, will be payable by the Company to the Dealer Manager in connection with any services provided or costs or expenses incurred by the Dealer Manager pursuant to this Agreement.
(d) Each of the Company and the Dealer Manager agree that the Dealer Manager is an independent contractor with respect to the solicitation of the exercise of the Rights and the Over-Subscription Privilege. It is understood that the Dealer Manager is being engaged hereunder solely to provide the services described herein on behalf of the Company and that the Dealer Manager shall have no duties or liability to, the equity holders of the Company or any other third party in connection with its engagement hereunder. It is further understood that the Dealer Manager may independently offer for sale shares of Common Stock, including Shares acquired through the purchase and exercise of the Rights, at prices it sets. The Dealer Manager may realize profits or losses from such sales independent of the fees set forth in Section 3 hereof.
(e) The Dealer Manager agrees to perform those services with respect to the Rights Offering in accordance with customary practice of investment banking firms engaged in connection with similar transactions, including (but not limited to) using its reasonable efforts to solicit the exercise of Rights pursuant to the Rights Offering and in communicating with the soliciting dealers, if any.
(f) In rendering the services contemplated by this Agreement, neither the Dealer Manager nor any of its affiliates will be subject to any liability to the Company or any of its affiliates, for any act or omission on the part of any securities broker or dealer (except with respect to the Dealer Manager acting in such capacity) or any other person, and the Dealer Manager will not be liable for acts or omissions in performing its obligations under this Agreement or otherwise in connection with the Rights Offering, except for any losses, claims, damages, liabilities and expenses (a) that are finally judicially determined to have resulted primarily from the bad faith, willful misfeasance or gross negligence of the Dealer Manager or by reason of the reckless disregard of the obligations and duties of the Dealer Manager under this Agreement, or (b) to the extent arising out of any untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Dealer Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Dealer Manager consists of the Dealer Manager Information.
(g) The Company authorizes the Dealer Manager to communicate with Computershare Trust Company, N.A., in its capacity as the subscription agent, retained by the Company with respect to matters relating to the Rights Offering.
SECTION 3. Dealer Manager and Solicitation Fees. In full payment for the marketing, soliciting and any other services rendered and to be rendered hereunder by the Dealer Manager, the Company agrees to pay the Dealer Manager a fee (the “Dealer Manager Fee”) equal to 5.0% of the Subscription Price per Share issued to Holders other than any Shares issued to Pershing Square and the Company’s directors and officers. Payment to the Dealer Manager by the Company will be in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Manager. Such payment will be made on the day on which the Company issues Shares after the Expiration Date. Payment to a soliciting dealer will be made by the Dealer Manager directly to such soliciting dealer by check to an address identified by such soliciting dealer. Such payments to soliciting dealers shall be made on or before the tenth (10th) business day following each date on which the Company issues Shares after the Expiration Date.
SECTION 4. Covenants.
(a) Covenants of the Company. The Company covenants with the Dealer Manager as follows:
(i) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 1(a), will comply with the requirements of Rule 424(b), and will notify the Dealer Manager promptly, and confirm the notice in writing, (A) when any post-effective amendment to the Registration

Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (D) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. Through the Expiration Date, the Company will use its reasonable best efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.
(ii) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement and the Prospectus. During any period that a prospectus relating to the Rights or the Shares is required to be delivered under the 1933 Act (but in any event through the Expiration Date), any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Dealer Manager or for the Company, to (A) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (D) amend the Registration Statement or amend or supplement the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act and the 1934 Act Regulations, the Company will promptly (1) give the Dealer Manager notice of such event, (2) furnish the Dealer Manager with copies of any such documents prior to such proposed filing or use, as the case may be, (3) prepare, as applicable, any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements and furnish the Dealer Manager with copies of any such amendment or supplement a reasonable amount of time prior to its proposed filing or use, and (4) file with the Commission any such amendment or supplement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Dealer Manager or counsel for the Dealer Manager shall reasonably object. The Company will furnish to the Dealer Manager such number of copies of such amendment or supplement as the Dealer Manager may reasonably request. The Company will give the Dealer Manager notice of its intention to make any filings pursuant to the 1934 Act or the 1934 Act Regulations from the Execution Time to the Expiration Date and will furnish the Dealer Manager with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Dealer Manager or counsel for the Dealer Manager shall reasonably object.
(iii) Delivery of Registration Statements. The Company has furnished or will furnish or deliver to the Dealer Manager and counsel for the Dealer Manager, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith). The signed copies of the Registration Statement and each amendment thereto furnished to the Dealer Manager will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iv) Delivery of Prospectuses. Through the Expiration Date, the Company will furnish to the Dealer Manager, without charge, such number of copies of each Prospectus (as amended or supplemented) as the Dealer Manager may reasonably request. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section 4(a) will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(v) Blue Sky Qualifications. The Company will use its reasonable efforts, in cooperation with the Dealer Manager, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Dealer Manager may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(vi) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Dealer Manager the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(vii) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the sale of the Shares pursuant to the terms of the Rights Offering and the Backstop Shares pursuant to the terms of the Backstop Agreement in the manner specified in the Registration Statement and the Prospectus under “Use of Proceeds.”
(viii) Listing. The Company will use its commercially reasonable efforts to effect (within the time period specified in the Prospectus) the listing of the Rights and the Shares and the Backstop Shares on NYSE American prior to the time the Rights, Securities or Backstop Shares, as applicable, are issued and to maintain the listing of the Securities and Backstop Shares on NYSE American, until, solely with respect to the Rights, the business day prior to the Expiration Date.
(ix) Restriction on Sale of Securities. During the period beginning on and including the date of this Agreement through and including the date that is the 180th day after the date of this Agreement, the Company will not, without the prior written consent of the Dealer Manager, directly or indirectly:
(A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock of the Company;
(B) file or cause the filing of any registration statement under the 1933 Act with respect to any Common Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock of the Company (other than any Rule 462(b) Registration Statement filed to register Securities to be sold pursuant to this Agreement); or
(C) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other capital stock of the Company or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock of the Company.
The restrictions contained in clauses (A) through (C) above shall not apply to (1) the distribution of the Rights or the offer, issuance and sale of the Shares pursuant to the terms of the Rights Offering, (2) the issuance and sale of the Backstop Shares pursuant to the terms of the Private Placement, (3) grants of stock options, stock awards, restricted stock, restricted stock units or other equity awards and the issuance by the Company of Common Stock or securities convertible into or exercisable for Common Stock (whether upon the exercise of stock options or otherwise) to employees, officers, directors, advisors or consultants of the Company pursuant to the terms of an equity compensation plan in effect as of the date hereof and described in the Registration Statement, (4) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (x) such plan does not provide for the transfer of Common Stock during the restricted period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the restricted period, or (5) the filing of a registration statement or amendment thereto relating to any equity compensation plan referred to in the Registration Statement.
(x) Filing of Registration Statement on Form 8-A. The Company will use its best efforts to file with the Commission, prior to the Expiration Date, a registration statement on Form 8-A, to register the Rights under Section 12(b) of the Exchange Act.
(xi) Availability of Common Stock. The Company shall maintain sufficient authorized but unissued shares of Common Stock necessary to satisfy (A) the full exercise of all Rights until the Expiration Date and (B) all exercised Rights until such date as the Shares issuable upon such exercise have been issued.
(xii) Custodian and Transfer Agent. The Company will maintain a custodian and a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.
(xiii) Stabilization or Manipulation. The Company will not take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the distribution of the Rights or the issuance and sale of the Shares pursuant to the terms of the Rights Offering or the Backstop Shares pursuant to the terms of the Backstop Agreement.
(xiv) Daily Updates. The Company will instruct the Subscription Agent to advise the Dealer Manager each business day if reasonably practicable during the Subscription Period as to the number of Shares that have been subscribed pursuant to the Rights Offering, and, if available, the names and addresses of the Holders that have exercised any or all of their Rights and subscribed Shares, and as to such other matters in connection with the Rights Offering as the Dealer Manager may reasonably request.
(xv) Backstop Agreement. During the period commencing on the date hereof and ending on the Expiration Date, the Company shall give notice to the Dealer Manager of any amendment proposed to be made to the Backstop Agreement.
(xvi) Compliance with the Sarbanes-Oxley Act. The Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect
(xvii) Emerging Growth Company. The Company will promptly notify the Dealer Manager if the Company ceases to be an Emerging Growth Company at any time prior to the Expiration Date.
(xviii) Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Dealer Manager and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.
SECTION 5. Payment of Expenses.
(a) The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement and in connection with the Rights Offering and the Backstop Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Dealer Manager of copies of each Prospectus, any amendments or supplements thereto, the Offering Materials and such other documents as may be required in connection with the offering, purchase, sale and issuance or delivery of the and any costs associated with electronic delivery of any of the foregoing by the Dealer Manager to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Dealer Manager, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Dealer Manager, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 4(a)(v) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Dealer Manager in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (not to exceed $10,000), (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (viii) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel to the Dealer Manager (such fees and disbursements not to exceed $30,000), in connection with, the review by FINRA of the terms of the Rights Offering and the Backstop Agreement and the sale of the Shares and (ix) the fees and expenses incurred in connection with the listing of the Securities and the Backstop Shares on NYSE American. In addition, the Company shall reimburse the Dealer Manager for their out-of-pocket expenses (not to exceed $500,000 in the aggregate when combined with reimbursements pursuant to clauses (v) and (viii) hereto), including the reasonable fees and disbursements of counsel for the Dealer Manager. It is understood, however, that except as provided in this Section 5, Section 8 entitled “Indemnification,” and Section 9 entitled “Contribution,” the Dealer Manager will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.
(b) Termination of Agreement. If this Agreement is terminated by the Dealer Manager in accordance with the provisions of Section 6 or Section 11(a)(i), 11(a)(ii) or 11(a)(iv) hereof, the Company shall reimburse such Dealer Manager for all of its reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for such Dealer Manager.
SECTION 6. Conditions of the Dealer Manager’ Obligations. The obligations of the Dealer Manager hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of the Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the 1933 Act, no order preventing or suspending the use of the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request, if any, from or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Dealer Manager.

(b) Opinion of Counsel for the Company. On each Representation Date and the Expiration Date, the Dealer Manager shall have received the favorable opinions and negative assurance letter, dated as of such date, of Latham & Watkins LLP, counsel for the Company, in a form reasonably satisfactory to the Dealer Manager.
(c) Opinion of Counsel for the Dealer Manager. On each Representation Date and the Expiration Date, the Dealer Manager shall have received the favorable opinions and negative assurance letter, dated as of such date, of Sidley Austin LLP, counsel for the Dealer Manager, with respect to such matters as the Dealer Manager shall reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Dealer Manager. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its Subsidiaries and certificates of public officials.
(d) Officers’ Certificate for the Company. On each Representation Date and the Expiration Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Dealer Manager shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated as of such date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of such date, (iii) the Company has complied with all agreements and satisfied all conditions to be performed or satisfied at or prior to Representation Date or the Expiration Date, as the case may be, and (iv) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto under the 1933 Act has been issued, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto has been received by the Company, no order preventing or suspending the use of the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.
(e) Accountant’s Comfort Letters. On the Representation Date, the Dealer Manager shall have received from KPMG LLP letters, dated as of such date, in form and substance reasonably satisfactory to the Dealer Manager, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements (including the Company Financials, the Carve-Out Financials and the 3-09 Financials) and other financial information contained in the Registration Statement and the Prospectus.
(f) Bring-down Comfort Letters. On the Expiration Date, the Dealer Manager shall have received from KPMG LLP letters, dated as of such date, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than two business days prior to the Expiration Date.
(g) Chief Financial Officer Certificate. On the Representation Date and the Expiration Date, the Dealer Manager shall have received a certificate of the Company’s Chief Financial Officer, dated as of such date, in form and substance satisfactory to the Dealer Manager, certifying as to the accuracy of certain financial information included in the Registration Statement and the Prospectus.
(h) Approval of Listing. Prior to the effective date of the Registration Statement, the Rights shall have been approved for inclusion in NYSE American, subject only to official notice of issuance. At the Expiration Date, the Shares and Backstop Shares, if applicable, shall have been approved for inclusion in NYSE American, subject only to official notice of issuance.
(i) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the terms and arrangements of the Rights Offering.

(j) Lock-up Agreements. At the date of this Agreement, the Dealer Manager shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Exhibit A hereto.
(k) Additional Documents. On each Representation Date and the Expiration Date, counsel for the Dealer Manager shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinions or make the statements requested by the Dealer Manager, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the distribution of the Rights and the issuance and sale of the Shares and Backstop Shares as contemplated herein shall be reasonably satisfactory in form and substance to the Dealer Manager and counsel for the Dealer Manager.
(l) Termination of this Agreement. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, may be terminated by the Dealer Manager by notice to the Company at any time at or prior to Expiration Date, and such termination shall be without liability of any party hereto to any other party hereto except as provided in Section 4 and except that Sections 8, 9, 10, 16, 17 and 18 hereof shall remain in full force and effect notwithstanding such termination.
SECTION 7. Offering Materials
(a) The Company agrees to furnish the Dealer-Manager with as many copies as it may reasonably request of the final forms of the Offering Materials and the Dealer-Manager is authorized to use copies of the Offering Materials in connection with its acting as Dealer-Manager. The Dealer-Manager hereby agrees that it will not disseminate any written material for or in connection with the Rights Offering other than the Offering Materials.
(b) The Company represents and agrees that no solicitation material, other than the Offerings Materials and the documents to be filed therewith as exhibits thereto (each in the form of which has been approved by the Dealer-Manager), will be used in connection with the Rights Offering by or on behalf of the Company without the prior approval of the Dealer-Manager, which approval will not be unreasonably withheld. In the event that the Company uses or permits the use of any such solicitation material in connection with the Rights Offering, then the Dealer-Manager shall be entitled to withdraw as Dealer-Manager in connection with the Rights Offering and the related transactions without any liability or penalty to the Dealer-Manager or any other Person identified in Section 7 hereof as an “indemnified party,” and the Dealer-Manager shall be entitled to receive the payment of all fees and expenses payable under this Agreement which have accrued to the date of such withdrawal.
SECTION 8. Indemnification.
(a) Indemnification of Dealer Manager. The Company agrees to indemnify and hold harmless the Dealer Manager, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act), and the selling agents, officers and directors and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in the Prospectus (or any amendment or supplement thereto) or (B) in any Offering Materials, or the omission or alleged omission in the Prospectus or in any Offering Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than statements or omissions made in reliance upon and in conformity with the Dealer Manager Information);
(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any arbitrator, court, governmental agency or body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or their respective properties, assets or operations (“Governmental Authority”), commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company; and
(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Dealer Manager), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto)or in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the following information in the Prospectus: (i) the Dealer Manager’s name and address; (ii) the first sentence of the third paragraph under the caption “Plan of Distribution”; (iii) the fifth paragraph under the caption “Plan of Distribution”; and (iv the first sentence of the sixth paragraph under the caption “Plan of Distribution” (collectively, the “Dealer Manager Information”).
(b) Indemnification of Company, Directors and Officers. The Dealer Manager agrees to indemnify and hold harmless the Company, its directors, and its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Dealer Manager Information.
(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Dealer Manager and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii)

effected without its written consent if (i) such settlement is entered into more than 75 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 60 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Dealer Manager, on the other hand, from the Rights Offering or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (b) above but also the relative fault of the Company, on the one hand, and of the Dealer Manager on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company, on the one hand, and the Dealer Manager, on the other hand, in connection with the Rights Offering shall be deemed to be in the same respective proportions as the total net proceeds from the Rights Offering (net of the fees of the Dealer Manager but before deducting expenses) received by the Company and the total fees received by the Dealer Manager from the Rights Offering.
The relative fault of the Company, on the one hand, and the Dealer Manager, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Dealer Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 9, the Dealer Manager shall not be required to contribute any amount in excess of the amount by which the total price paid for Shares purchased upon exercise of the Rights exceeds the amount of any damages which the Dealer Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 9, each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Dealer Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.
SECTION 10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of the subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Dealer Manager or controlling person, or by or on behalf of the Company, and shall survive distribution of the Rights and delivery of and payment for the Shares.
SECTION 11. Termination of Agreement.
(a) Termination. The Dealer Manager may terminate this Agreement, by notice to the Company, at any time at or prior to the Expiration Date (i) if any conditions specified in Section 4 or Section 6 are not fulfilled, (ii) if there is a good faith disagreement between the Company the Dealer Manager with respect to a material term or condition of the Rights Offering, (iii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Dealer Manager, impracticable or inadvisable to proceed with the Rights Offering or the sale of the Shares on the terms and in the manner contemplated in the Prospectus, (iv) if trading in any securities of the Company has been suspended or materially limited by the Commission or NYSE American, (v) if trading generally on the NYSE, NYSE American or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Authority, (vi) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking, S.A., or Euroclear Bank, SA/NV, in Europe, or (vii) if a banking moratorium has been declared by either Federal or New York authorities.
In addition, this Agreement may be terminated by the Company with the consent of the Dealer Manager (such consent not to be unreasonably withheld) if, in the judgment of the Company (upon consultation with the Dealer Manager), it is inadvisable to proceed with the Rights Offering.
(b) Termination of Backstop Agreement. If the Backstop Agreement is terminated in accordance with its terms prior to the Expiration Time, the Dealer Manager shall be entitled, at its sole option, to terminate its obligations under this Agreement by written notice to that effect given to the Company at any time prior to the Expiration Time.
(c) Liabilities. If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and except that, in the case of any termination of this Agreement, Sections 8, 9, 10, 16, 17 and 18 hereof shall survive such termination and remain in full force and effect.
SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Dealer Manager shall be directed to Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax no: (212) 214-5918), with a copy to Sidley Austin LLP, Attention: Bartholomew A. Sheehan; notices to the Company shall be directed to it at 199 Water Street, 28th Floor, New York, NY 10038, Attention: Matthew Partridge, with a copy to Latham & Watkins, LLP, Attention: Julian Kleindorfer.
SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that:
(a) the Dealer Manager is acting solely as the Dealer Manager in connection with the Rights Offering and no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Dealer Manager, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Dealer Manager has advised or is advising the Company on other matters, and the Dealer Manager has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;
(b) the formula for determination of the Subscription Price for the Shares was established by the Company;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
(d) in connection with each transaction contemplated by this Agreement and the process leading to such transactions, the Dealer Manager is and has been acting solely as principal and not as fiduciary, adviser or agent of the Company or any of its affiliates, stockholders (or other equity holders), creditors or employees or any other party;
(e) the Company has obtained its own legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisers to the extent it has deemed appropriate;
(f) it is aware that the Dealer Manager and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Dealer Manager has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and
(g) it waives, to the fullest extent permitted by law, any claims it may have against the Dealer Manager for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Dealer Manager shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or any stockholders, employees or creditors of the Company.
SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Dealer Manager, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Dealer Manager, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Dealer Manager, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.
 SECTION 15. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Dealer Manager hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK.
SECTION 17. Consent to Jurisdiction; Waiver of Immunity. Each of the Company and the Dealer Manager agree that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (a) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (b) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submit to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 12 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company and the Dealer Manager irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.
 SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
 SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
 SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
 SECTION 21. Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended, the Dealer Manager are required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Dealer Manager to properly identify their clients.
SECTION 22. Recognition of the U.S. Special Resolution Regimes.
(a) In the event that the Dealer Manager that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from the Dealer Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
 (b) In the event that the Dealer Manager that is a Covered Entity or a BHC Act Affiliate (as defined below) of the Dealer Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Dealer Manager are permitted to be exercised to no greater extent than such Default Rights (as defined below) could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
 For purposes of this Section 22: (a) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (b) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (c) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (d) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
SECTION 23. Definitions. All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with the offering of the Securities outside of the United States.
[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Dealer Manager and the Company in accordance with its terms.

Very truly yours,

SEAPORT ENTERTAINMENT GROUP INC.

By:	/s/ Anton D. Nikodemus
Name: Anton D. Nikodemus
Title: Chief Executive Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

By:	/s/ Rohit Mehta
Name: Rohit Mehta
Title: Executive Director

[Signature Page to Dealer Manager Agreement]

EXHIBIT A
LIST OF LOCK-UP PARTIES

Name	Position

Anton D. Nikodemus	Chief Executive Officer, Chairman of the Board of Directors

Matthew M. Partridge	Chief Financial Officer

Lucy Fato	General Counsel and Corporate Secretary

Lenah Elaiwat	Chief Accounting Officer

Michael A. Crawford	Director

Monica S. Digilio	Director

David Z. Hirsh	Director

Anthony F. Massaro	Director

Pershing Square Holdings, Ltd., Pershing Square, L.P. and Pershing Square International, Ltd.	Stockholder

A-1

EXHIBIT B
FORM OF LOCK-UP AGREEMENT
Seaport Entertainment Group Inc. Rights Offering

Dated as of __________, 2024

Wells Fargo Securities, LLC
500 West 33rd Street
New York, New York 10001

This agreement is being delivered to Wells Fargo Securities, LLC (the “Dealer Manager”) in connection with the execution and delivery of the Dealer Manager Agreement (the “Dealer Manager Agreement”), dated the date hereof, by and among Seaport Entertainment Group Inc., a Delaware corporation (the “Company”), and the Dealer Manager relating to a proposed offering of transferable rights (the “Rights” and, such offering, the “Rights Offering”) to subscribe for up to 7,000,000 shares of common stock (the “Common Stock”) of the Company issuable upon the exercise of such Rights.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Dealer Manager that, during the period beginning on and including the date of the Dealer Manager Agreement through and including the date that is the 180th day after the date hereof (the “Restricted Period”), the undersigned will not, without the prior written consent of the Dealer Manager directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock whether now owned by the undersigned or acquired by the undersigned in connection with the Rights Offering, or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock.

Notwithstanding the provisions set forth in the second preceding paragraph, the undersigned may, without the prior written consent of the Dealer Manager, transfer any Common Stock or other Capital Stock or any securities convertible into or exchangeable or exercisable for Common Stock or other Capital Stock:

(i) as a bona fide gift or gifts or for bona fide estate planning purposes,

(ii) upon death or by will or intestacy,

(iii) to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family,

(iv) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value,

(v) if the undersigned is a trust, to a beneficiary of such trust if such transfer is not for value,

(vi) if the undersigned is an investment adviser acting on behalf of investment funds it manages, to or among any such investment funds,

(vii) acquired in open market transactions after the completion of the Rights Offering,

(viii) as may be required by court order or by law,

(ix) to the Company (x) upon a vesting or settlement event or pursuant to the exercise on a net issuance basis by the undersigned of any award granted pursuant to the Company’s equity compensation plans described in the Registration Statement or (y) pursuant to share withholdings to cover applicable taxes in connection with the vesting or settlement of any award granted pursuant to the Company’s equity compensation plans described in the Registration Statement, and

(x) to a bona fide third party pursuant to a merger, consolidation, tender offer or similar transaction pursuant to an offer made to all holders of Common Stock and involving a change of control of the Company and approved by the Company’s board of directors, provided, however, that in the case of any transfer described in clause (i), (ii), (iii), (iv), (v) or (vi) above, it shall be a condition to the transfer that the transferee executes and delivers to the Dealer Manager, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Dealer Manager.

For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

The undersigned further agrees that (i) it will not, during the Restricted Period (as the same may be extended as described above), make any demand or request for or exercise any right with respect to the registration under the Securities Act of 1933, as amended, of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, and (ii) the Company may, with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during such Restricted Period (as the same may be extended as described above).

Notwithstanding anything herein to the contrary, this letter agreement shall not prohibit the distribution of the Rights and the issuance and sale of the Shares to the undersigned pursuant to the Dealer Manager Agreement. The foregoing restrictions shall also not apply to facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (x) such plan does not provide for the transfer of shares of Common Stock during the Restricted Period and (y) to the extent a public announcement or disclosure, or filing under the Exchange Act, regarding the establishment of such plan is required or voluntarily made by or on behalf of the undersigned or the Company, such announcement, disclosure or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Restricted Period.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned acknowledges and agrees that the Dealer Manager has not provided any recommendation or investment advice nor has the Dealer Manager solicited any action from the undersigned with respect to the offering of the Rights or Common Stock and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

This letter agreement shall automatically terminate, and the undersigned will be released from all of his, her or its obligations hereunder, upon the earliest to occur, if any, of (a) the date that the Company advises the Dealer Manager, in writing, prior to the execution of the Dealer Manager Agreement, that it has determined not to proceed with the Rights Offering, (b) the date that the Company withdraws the registration statement related to the Rights Offering before the execution of the Dealer Manager Agreement, (c) if the Dealer Manager Agreement is executed but terminated (other than the provisions that survive termination) prior to the consummation of the Rights Offering, the date that the Dealer Manager Agreement is terminated, or (d) October 25, 2024 if the Rights Offering has not been completed by such date.

The undersigned acknowledges and agrees that whether or not the Rights Offering actually occurs depends on a number of factors, including market conditions.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

B-5